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                                                                    EXHIBIT 99.1


                        SURGICAL LASER TECHNOLOGIES, INC.
          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON DECEMBER , 2002
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints Michael R. Stewart and Davis Woodward, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Surgical Laser Technologies, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of the Company's counsel, Duane Morris LLP, One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103 on _______________, December ___, 2002 at ____ a.m., local time, and at any adjournment thereof as follows:

[X]   Please mark your votes as in this example.

            Proposal to approve and adopt the Agreement and Plan of Merger dated as of September 25, 2002, by and among PhotoMedex, Inc., J. Merger Corp., Inc., a wholly owned subsidiary of PhotoMedex, Inc., and the Company, and approve the merger of J. Merger Corp., Inc. with and into the Company, as a result of which the Company will become a wholly owned subsidiary of PhotoMedex, Inc. and each outstanding share of Company common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive 1.12 shares of PhotoMedex, Inc. common stock.

                      [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

      The Board of Directors recommends a vote FOR the proposal to approve and adopt the Agreement and Plan of Merger and to approve the merger.

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

                                      (Continued and to be signed on other side)
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      This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the proposal to approve and adopt the Agreement and Plan of Merger and to approve the merger.

      PLEASE, MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.


________________________________________       DATE  _____________________, 2002
SIGNATURE

________________________________________       DATE  _____________________, 2002
SIGNATURE IF HELD JOINTLY

                                                  Note: This proxy should be
                                                  dated and signed by the
                                                  stockholder exactly as his
                                                  name appears hereon. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as an attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.


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